UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2013 (January 14, 2013)

NEW ENTERPRISE STONE & LIME CO., INC.

(Exact name of registrant as specified in charter)

DELAWARE	333-176538	23-1374051
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

3912 Brumbaugh Road
P.O. Box 77
New Enterprise, PA 16664

(Address of principal executive offices)

(814) 766-2211

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On January 14, 2013, the Company received a notice dated January 11, 2013 from Wells Fargo Bank, National Association, the Trustee under the Indentures dated August 18, 2010 with respect to the Company’s $250 million in aggregate principal amount of 11% senior notes due 2018 and the Indenture dated March 15, 2012 with respect to the Company’s $265 million in aggregate principal amount of 13% senior secured notes due 2018 between the Company and the Trustee (the “Indentures”), that the Company has failed to provide to the Trustee the Company’s Quarterly Report on Form 10-Q for its second fiscal quarter ended August 31, 2012 in compliance with Section 4.3 of the Indentures. The failure to provide the report within 120 days after the notice would constitute an Event of Default under the Indentures and the Trustee may exercise all rights and remedies available, including the acceleration of the indebtedness.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEW ENTERPRISE STONE & LIME CO., INC.

	By:	/s/ Paul I. Detwiler, III
Paul I. Detwiler, III
President, Chief Financial Officer, and Secretary

Date: January 17, 2013